EXHIBIT 10.1

AMENDMENT NO. 3
to the
2011 STOCK INCENTIVE PLAN
of
ASHFORD HOSPITALITY TRUST, INC.
May 16, 2017
This Amendment No. 3 (this “Amendment”) to the 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Company”) is hereby adopted by the Board of Directors of the Company (the “Board”), effective as of the date first referenced above.
WHEREAS, the 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Original Plan”) was authorized and approved by the stockholders of the Company and adopted for and on behalf of the Company by the Board in May 2011; and
WHEREAS, the Original Plan was amended by Amendment No. 1 which was authorized and approved by the stockholders of the Company at the Annual Meeting of Stockholders (as so amended, the “Amended Plan”); and
WHEREAS, the Amended Plan was amended by Amendment No. 2 was adopted for and on behalf of the Company by the Board on August 2, 2016 (as so amended, the “Plan”); and
WHEREAS, pursuant to Article 1.4 of the Plan, any “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) is subject to stockholder approval; and
WHEREAS, the Board proposed and recommended that stockholders approve an amendment to the Plan authorizing an increase in the number of shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan by 5,750,000, and at the Annual Meeting of Stockholders held May 16, 2017, the stockholders approved such amendment by the affirmative vote of a majority of the votes cast at the annual meeting.

NOW, THEREFORE, BE IT RESOLVED,
1.Article 1.2 of the Plan is hereby amended and restated in its entirety to read as follows:
1.2 Shares Subject to the Plan. The aggregate number of shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan commencing on May 13, 2014, the date the stockholders approved the amendment to the Plan set forth herein, shall not exceed 17,250,000 shares of outstanding Common Stock. The number of shares of Common Stock remaining available for issuance under the Plan, as of the date hereof, is 3,841,129, which amount was determined as follows:

Total shares approved as of May 17, 2011	5,750,000
Shares granted pursuant to the Plan (net of shares returned to the Plan through forfeitures)	(5,572,470)
Additional shares approved May 13, 2014	5,750,000
Shares granted or reserved for issuance pursuant to the Plan (net of shares returned to the Plan through forfeitures)	(4,727,383)
Additional shares approved May 16, 2017	5,750,000
Shares granted or reserved for issuance pursuant to the Plan contingent upon approval of the Amendment	(3,109,018)
Total shares available under the Plan as of May 16, 2017	3,841,129
In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.
2.Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect.
3.This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to conflicts of law.
4.If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.